UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana*	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Due to the aftermath of Hurricane Katrina, Freeport-McMoRan Copper & Gold Inc. has temporarily moved its corporate headquarters to 5353 Essen Lane, Suite 350, Baton Rouge, Louisiana 70809.

Item 3.02.  Unregistered Sales of Equity Securities.

Freeport-McMoRan Copper & Gold Inc. (FCX) privately negotiated transactions with holders representing $153.4 million of its $575 million 7% Convertible Senior Notes due 2011 as described in the press release dated September 28, 2005 (see Exhibit 99.1). These transactions are in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933.

Item 8.01. Other Events.

FCX issued a press release dated September 28, 2005, announcing that it has entered into transactions to reduce indebtedness by approximately $302 million during the third quarter of 2005 (see Exhibit 99.1).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: September 28, 2005

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated September 28, 2005, titled “Freeport-McMoRan Copper & Gold Inc. Announces Third Quarter 2005 Debt Reductions of $302 Million.”